Exhibit 99.2

Resource Plus of North Florida, Inc. Balance Sheets
As of September 30, 2017 and 2016

	2017	2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,446,741	$717,887
Accounts receivable, net of allowance for doubtful accounts	3,265,064	5,532,213
Employee and related party receivables	2,376	4,104
Marketable securities	20,522	447,254
Prepaid expenses and other current assets	94,868	84,536
Total current assets	4,829,571	6,785,994

Property and equipment	143,067	75,346
Notes receivable-related party	154,839	60,470
TOTAL ASSETS	$5,127,477	6,921,810

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit	$965,000	$1,465,000
Accounts payable and accrued expenses	804,951	2,560,652
Current portion of long-term debt	31,116	6,923
Total current liablities	1,801,067	4,092,558

LONG-TERM LIABILITIES
Long-term debt, net of current portion	38,715	59,983
Notes payable-related parties	977,013	4,092,558
TOTAL LIABILITIES	2,816,795

STOCKHOLDERS' EQUITY

Common stock, $1.00 par value, authorized 10,000 shares, 100 shares issued and outstanding	100	100
Retained earnings	2,331,873	2,794,505
Accumulated other comprehensive income: Unrealized gain (loss) on securities	(21,291)	34,647
TOTAL STOCKHOLDERS' EQUITY	2,310,682	2,829,252

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,127,477	$6,921,810

Resource Plus of North Florida, Inc. Statements of Income and Comprehensive Income For the Nine Months Ended September 30, 2017 and 2016

	2017	2016

Revenue	$16,123,205	$20,641,359
Cost of sales	11,864,213	14,748,650
Gross profit	4,258,992	5,892,709
Selling, general, and administrative expenses	2,871,431	3,819,848
Income from operations	1,387,561	2,072,861

Other income (expenses)
Interest income	10,451	12,615
Gain on the sale of marketable securities	36,175	(9,294)
Interest expenses	(31,407)	(23,149)
Other expenses	(9,873)	(13,378)
Total other income (expense)	5,346	33,206

Net Income	1,392,907	2,039,655

Other comprehensive income
Unrealized holding gain (loss)	(48,582)	42,760
Total comprehensive income	$1,344,325	$2,082,415

Resource Plus of North Florida, Inc. Statements of Changes in Stockholders' Equity For the Nine Months Ended September 30, 2017 and 2016

	Common Stock		Retained Earnings		Accumulated Other Comprehensive Income		Total
Balance, December 31, 2015		$100		$3,178,115		$(8,113)		$3,170,102
Net income				2,039,655				2,039,655
Distribution paid or payable			$	(2,423,265)			$	(2,423,265)
Unrealized holding loss		-		-		42,760		42,760
Balance, September 30, 2016		$100		$2,794,505		$34,647		$2,829,252

Balance, December 31, 2016		$100		$1,996,167		$27,291		$2,023,558
Net income	$			$1,392,907	$			$1,392,907
Distributions paid or payable	$		$	(1,057,201)	$		$	(1,057,201)
Unrealized holding loss		-		-	$	(48,582)	$	(48,582)
Balance, September 30, 2017		$100		$2,331,873	$	(21,291)		$2,310,682

Resource Plus of North Florida, Inc. Statements of Cash Flows For the Nine Months Ended September 30, 2017 and 2016

	2017	2016
Cash flows from operating activities:
Net income	$1,392,907	$2,039,655
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,497	29,412
(Gain) loss on disposition of assets	(20,387)	-
(Gain) loss on sale of marketable securities	(36,175)	9,294
Increase (decrease) in cash due to changes in:
Accounts receivable	(944,779)	(3,107,935)
Employee receivables	(286)	(3,311)
Prepaid expenses and other assets	-	11,911
Accounts payable and other accrued expenses	(468,225)	1,691,920
Net cash provided by operating activities	(57,448)	670,946

Cash flows from investing activities:
Net redemption (purchases) of marketable securities	404,436	(3,995)
Net proceeds (purchases) of property and equipment	68,000	-
Net cash provided(used) by investing activities	472,436	(3,995)

Cash flows from financing activities
Net borrowings (repayments) on related party notes payable	794,286	(104,572)
Net borrowings (repayments) on line of credit	-	800,000
Long term repayments under long-term debt	(25,856)	(18,136)
Distributions to stockholders	(1,057,201)	(2,423,265)
Net cash used by financing activities	(288,771)	(1,745,973)

Net increase (decrease) in cash	126,217	(1,079,022)
Cash at beginning of year	1,320,524	1,796,909
Cash at end of year	$1,446,741	$717,887

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest expenses	$31,407	$23,149

Note A – Organization and Description of Business

Resource Plus of North Florida, Inc. (the “Company”) is an S Corporation that was incorporated in February 2000 to provide outsourced staffing services to lawn & garden departments located within home improvement retail outlets in addition to providing in-store general merchandising and remodeling in retail locations located throughout the United States of America, Canada, and Mexico. The Company is located in Jacksonville, Florida and Mooresville, North Carolina.

Note B – Significant Accounting Policies

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update, Revenue from Contracts with Customers. The effective date for this Standard for nonpublic entities is annual reporting periods beginning after December 15, 2018, with early adoption permitted for annual periods beginning after December 15, 2016. ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration an organization expects to receive in exchange for those goods or services. The Association is currently assessing the impact that adopting this new accounting guidance will have on its financial statements and footnote disclosures.

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The ASU on leases will take effect for all non-public companies for fiscal years beginning after December 15, 2019.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all monies deposited with financial institutions in checking and money market accounts and certificates of deposit with maturities of six months or less to be cash and cash equivalents. The Company maintains accounts with federally insured financial institutions that may at time exceed insured limits. The Company has not experienced any losses from such concentrations.

Accounts Receivable

The Company bills customers on a monthly basis and is usually paid within the following month. Therefore, the Company generally does not require collateral. Historically, credit losses have not been significant. The Company has the intent and the ability to hold accounts receivable until payoff. As a result, accounts receivable are reported at the outstanding principal balances adjusted for write-offs. The Company’s policy for determining past due or delinquency status is based on how recently payments have been received on outstanding balances.

Note B – Significant Accounting Policies (continued)

Marketable Securities

Marketable securities consist of securities considered available-for-sale, thus are carried at fair market value, with the unrealized gains and losses included in the determination of other comprehensive income and reported in stockholders' equity. Gains or losses on securities sold are determined on the specific identification, trade date basis and are included in earnings.

Furniture and Equipment

Furniture and equipment are recorded at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, ranging generally from 3 to 7 years.

Expenditures for major renewals and betterments that extend the useful lives of furniture and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The Company has adopted a policy stating that expenditures below $5,000 are expensed as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period.

Revenue Recognition

Revenue is generally recorded when services are completed.

Income Taxes

The Company has elected to be taxed as an S corporation and is therefore not required to pay or provide for any U.S. or Florida income taxes arising from the results of operations. The results of the Company’s operations are passed through to the Company’s stockholders for tax purposes. Accordingly, no provision has been made for income taxes in the accompanying financial statements.

As of September 30, 2017 and 2016, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company did not have accrued interest or penalties associated with any uncertain tax benefits, nor were any interest expense recognized during the years ended September 30, 2017 and 2016.

The Company’s 2015 through 2017 tax years are open for examination by federal and state taxing authorities.

Advertising Costs

Advertising costs are charged to operations when incurred and amounted to $75 and $45 for the nine months ended September 30, 2017 and 2016, respectively.

Note B – Significant Accounting Policies (continued)

Fair Value

The Company categorizes its assets and liabilities measured at fair value into a three-level hierarchy based on the priority of the inputs to the valuation technique used to determine fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used in the determination of the fair value measurement fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement.

Assets and liabilities valued at fair value are categorized based on the inputs to the valuation techniques as follows:

●	Level 1 – Inputs that utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that an entity has the ability to access.

●

Level 2 – Inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Fair values for these instruments are estimated using pricing models, quoted prices or securities with similar characteristics, or discounted cash flows.

●	Level 3 – Inputs that are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

Subsequent to initial recognition, the Company may remeasure the carrying value of assets and liabilities measured on a nonrecurring basis to fair value. Adjustments for the initial and subsequent usually result when certain assets are impaired. Such assets are written down from their carrying amounts to their fair value.

Professional standards allow entities the irrevocable option to elect to measure certain financial instruments and other items at fair value for the initial and subsequent measurement on an instrument-by-instrument basis. The Company adopted the policy to value certain financial instruments at fair value, however, it may elect to measure newly acquired financial instruments at fair value in the future.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade receivables. The Company frequently has deposits with a bank in excess of the federally insured limit of $250,000. The Company deposits its cash with what it believes to be high credit quality financial institutions and do not anticipate this to be a significant risk.

Note B – Significant Accounting Policies (continued)

As of September 30, 2017 and 2016, approximately 72% and 93% of the accounts receivable, respectively, is due from three customers and four customers. During the nine months ended September 30, 2017 and 2016, three and two customers accounted for approximately 85% and 91% of the Company’s revenue.

Note C – Line of Credit

The Company has available a $3,500,000 line of credit with a bank. The line of credit is collateralized by accounts receivable, furniture and equipment, and a first mortgage and assignment of rents on the Company’s Jacksonville location, bearing interest at the Prime Rate, and is due on demand. R.J Holdings of Jacksonville, Inc., Mobex of North Florida, Inc., and Leasex, LLC, related parties of the Company, are guarantors of the line of credit. The Company has passed or obtained waivers for all loan covenants as of September 30, 2017. The Company had an outstanding balance on the line of credit as of September 30, 2017 and 2016 of $965,000 and $1,465,000, respectfully. As of September 30, 2017 the Company had approximately $2,535,000 available credit for use in operations.

Note D – Property and Equipment

Property and equipment consists of the following:

	2017	2016
Fixtures & equipment	$33,961	$33,961
Computers/equipment	144,298	176,939
Company vehicle	144,743	119,031
Leasehold improvements	5,420	5,420
	328,422	335,351
Less: accumulated depreciation	(185,355)	(260,005)
	$143,067	$75,346

Depreciation expense was approximately $19,000 and $29,000 for the nine months ended September 30, 2017 and 2016, respectively.

Note E – Long-Term Debt

As of September 30, 2017 and 2016, the long-term debt consists of the following:

	2017	2016

Installment note payable to Ford Credit, payable in 36 monthly installments of $1,058 each, maturing in December 2016, including interest at .9%, secured by a vehicle.	$-	$3,075

Installment note payable to Ford Credit, payable in 36 monthly installments of $944 each, maturing in January 2017, including interest at .9%, secured by a vehicle.	-	3,848

Installment note payable to Ford Credit, payable in 36 monthly installments of $1,551 each, maturing in December 2019, including interest at 5.39%, secured by a vehicle.	41,982	-

Installment note payable to Ford Credit, payable in 36 monthly installments of $1,311 each, maturing in January 2020, including interest at 5.39%, secured by a vehicle.	38,715	-

Total long-term debt	69,831	6,923

Less current portion of long-term debt	(31,116)	(6,923)

Total long-term debt	$38,715	$-

Future maturity of long-term debt as of September 30, 2017 is as follows:

Period Ending September 30,	Amount

2018	$31,116
2019	36,103
2020	2,612
Total	$69,831

Note F – Related Party Transactions

The outstanding common stock of the following companies are owned and controlled by the stockholders of the Company and their immediate family members and are considered related parties:

●	RJ Holdings of Jacksonville, Inc.
●	Mobex of North Florida, Inc.
●	Leasex, LLC
●	Bluedot Asia
●	Buccaneer Capital Corporation I
●	Buccaneer Capital Corporation II

The Company utilizes office facilities owned by RJ Holdings of Jacksonville, Inc. (“RJ Holdings”). Rent expense was $180,000 for the nine months ended September 30, 2017 and 2016 for use of the office facilities.

The Company collects rental revenue and pays expenses on behalf of RJ Holdings on a reimbursement basis. The net effect of these transactions results in a payable of approximately $737,000 and $317,000, included in related party notes payable as of September 30, 2017 and 2016, respectively.

The Company entered into an agreement with Mobex of North Florida, Inc. (“Mobex”), primarily to accommodate research and development, other financing needs of this related entity, and rented equipment from Mobex to assist on the Company’s jobs. As of September 30, 2017, the outstanding balance owed to the Company by Mobex totaled approximately $329,000 which is included in related party note receivable. As of September 30, 2016, the outstanding balance owed by Mobex to the Company totaled approximately $266,000, which is included in related party note receivable.

As of September 30, 2017 and 2016, the outstanding balance owed by the Company to Leasex totaled approximately $169,000 and $9,000 respectively, which is included in related party note payable.

During the nine months ended September 30, 2017, consulting fees in the amount of approximately $220,000 and $227,000 were paid to Buccaneer Capital Corporation I and Buccaneer Capital Corporation II, respectively. During the nine months ended September 30, 2016, consulting fees in the amount of approximately $313,000 and $321,000 were paid to Buccaneer Capital Corporation I and Buccaneer Capital Corporation II, respectively. Buccaneer Capital Corporation I and Buccaneer Capital Corporation II are entities owned by immediate family members of the Company’s stockholders.

Note G – Commitments and Contingencies

The Company is subject to legal claims in the ordinary course of business. Management does not believe there are any pending claims that will result in a material adverse impact on the Company’s financial position, results of operations, or liquidity.

Operating Leases

The Company leases certain office space under non-cancelable operating leases expiring in various years through 2022. Effective January 1, 2018, the Company entered into two new five year leases for office space. The new lease requirements are disclosed below. Total lease expense for the nine months ended September 30, 2017 was approximately $180,000.

Future minimum lease payments for non-cancelable operating leases are as follows:

2018	$240,000
2019	247,200
2020	254,616
2021	262,254
2022	270,122
Total	$1,274,193

H – Subsequent Events

Effective January 1, 2018, a majority share of the Company was purchased by an unrelated entity.

Subsequent events have been evaluated through March 13, 2018, which is the date the financial statements were available to be issued.